UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2014, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”) and certain of the Company’s subsidiaries amended certain agreements related to the Company’s credit facility (the “KeyBank Credit Facility”) to add American Momentum Bank (“American Momentum”), RBS Citizens, N.A. (“RBS Bank”), and United Community Bank (“United Community”) as lenders and to increase the maximum commitments available under the KeyBank Credit Facility from $225,000,000 to an aggregate of up to $365,000,000, consisting of a $290,000,000 revolving line of credit, with a maturity date of May 28, 2017, subject to CVOP’s right to a 12-month extension, and a $75,000,000 term loan, with a maturity date of May 28, 2018, subject to CVOP’s right to a 12 month extension (the “KeyBank Credit Facility Amendment”). The new and existing lenders agreed to make the loans on an unsecured basis (previously all loans were secured by a perfected first priority lien and security interest on the mortgaged properties). Subject to certain conditions, the KeyBank Credit Facility can be increased to $500,000,000.

In connection with the KeyBank Credit Facility Amendment, the annual interest rate payable under the KeyBank Credit Facility was decreased to, at CVOP’s option, either (a) the London Interbank Offered Rate, plus an applicable margin ranging from 1.75% to 2.25% (the margin rate was previously set at a range from 2.25% to 3.00%), which is determined based on the overall leverage of CVOP; or (b) a base rate, which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 0.75% to 1.25% (the margin rate was previously set at a range from 1.00% to 1.75%), which is determined based on the overall leverage of CVOP. Additionally, the requirement to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Credit Facility was reduced from 0.30% per annum to 0.25% per annum if the average daily amount outstanding balance under the KeyBank Credit Facility is less than 50% of the lenders’ commitments, and from 0.20% per annum to 0.15% per annum if the average daily amount outstanding under the KeyBank Credit Facility is greater than 50% of the lenders’ commitments. The unused fee is payable quarterly in arrears.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Credit Facility agreement. The unencumbered pool availability under the KeyBank Credit Facility is equal to the maximum principal amount of the value of the assets that are included in the unencumbered pool. As of May 28, 2014, the unencumbered pool availability under the KeyBank Credit Facility was $200,697,000. As of May 28, 2014, the Company (through CVOP) had drawn down an aggregate of $75,000,000 under the term loan of the KeyBank Credit Facility and had approximately $125,697,000 remaining available under the revolving line of credit. Except as set forth in this Current Report on Form 8-K, the material terms of the KeyBank Credit Facility remained unchanged from those reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2012, which is incorporated herein by reference.

The KeyBank Credit Facility agreement, as amended by the KeyBank Credit Facility Amendment, contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt and limitations on distributions by the properties that are included in the unencumbered pool for the KeyBank Credit Facility in the event of default. The KeyBank Credit Facility agreement, as amended by the KeyBank Credit Facility Amendment, also imposes the following financial covenants: (i) a minimum ratio of operating cash flow to fixed charges; (ii) a maximum ratio of liabilities to asset value; (iii) a maximum daily distribution covenant; (iv) a minimum number of unencumbered pool properties in the unencumbered pool; (v) a minimum tangible net worth; and (vi) a minimum unencumbered pool actual debt service coverage ratio. In addition, the KeyBank Credit Facility agreement, as amended by the KeyBank Credit Facility Amendment, includes events of default that are customary for credit facilities and transactions of this type. We believe we were in compliance with all financial covenant requirements at May 28, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and the Company cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Second Amended and Restated Credit Agreement and Amendment to Other Loan Documents, by and among Carter/Validus Operating Partnership, LP, Carter Validus Mission Critical REIT, Inc., the guarantors and the lenders party thereto, dated May 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: May 29, 2014	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer